                                                                     EXHIBIT 4.1

WELLS FARGO BANK                                            LOAN COMMITMENT NOTE
--------------------------------------------------------------------------------

$780,000.00                                                   Irvine, California
                                                                January 14, 1997

     FOR VALUE RECEIVED, the undersigned GRIP TECHNOLOGIES, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Orange Coast RCBO, 2030 Main Street Suite 900, Irvine, CA 92714, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $780,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

     (b) "Fixed Rate Term" means a period commencing on a Business Day and continuing for 1 - 9 months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for principal amount less than $100,000.00; and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) determined by dividing Base LIBOR by a percentage equal to 100% less any LIBOR Reserve Percentage.

        (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

        (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     (d) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a) Interest.  The outstanding principal balance of this Note shall bear
         --------
interest (computed on the basis of a 360-day year, actual days elapsed) either
(i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be 1.75000% above LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b) Selection of Interest Rate Options.  At any time any portion of this
         ----------------------------------
Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (A) Bank receives written confirmation from Borrower not later than 3 Business Days after such telephone notice is given, and (B) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     (c)  Additional LIBOR Provisions.
          ---------------------------

          (i) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (A) no new LIBOR option may be selected by Borrower, and (B) and portion of the outstanding principal balance hereof which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

          (ii) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(A) to make LIBOR options available hereunder, or (B) to maintain interest rates based on LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided, however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed RAte Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

          (iii) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

          (A) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

          (B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

          (C)  impose on Bank any other condition.

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (d)  Payment of Interest.  Interest accrued on this Note shall be payable
          -------------------
on the 15th day of each month, commencing March 15, 1997.

     (e)  Default Interest.  From and after the maturity date of this Note,
          ----------------
or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

     (a)  Borrowing and Repayment:  Borrower may from time to time during the
          -----------------------
term of this Note borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any

Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on September 15, 1997.

     (b) Advances.  Advances hereunder, to the total amount of the principal sum
         --------
available hereunder, may be made by the holder at the oral or written request of
(i) ____________________________________________________________________________
_______________________________________________________________, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     (c) Application of Payments.  Each payment made on this Note shall be
         -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT

     (a) Prime Rate. Borrower may prepay principal on any portion of this Note
         ----------
which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b) LIBOR. Borrower may prepay principal on any portion of this Note which
         -----
bears interest determined in relation to LIBOR at any time and in the minimum amount of $100,000.00; provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

        (i) Determine the amount of interest which would have accrued each month
            ---------
on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

        (ii) Subtract from the amount determined in (i) above the amount of
             --------
interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

        (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum 2.000% above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed). Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

EVENTS OF DEFAULT:

     The occurrence of any of the following shall constitute an "Event of Default" under this Note:

     (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

     (b) The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

     (c) The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.


Non-Revolving Loan Commitment Note (08/96), Page 3

        (d) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

        (e) Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

        (f) Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

        (g) Any violation or breach of any provision of, or any defined event of default under, any adddendum to this Note or any loan agreement, guarantee, security agreement, deed of trust, mortgage or other document executed in connection with or securing this Note.

MISCELLANEOUS:

        (a) Remedies. Upon the occurrence of any Event of Default, the holder of
            --------
this Note, at the holder's option may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorney's fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower to any other person or entity.

        (b) Obligations Joint and Several. Should more than one person or entity
            -----------------------------
sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c)  Governing Law.  This Note shall be governed by and construed in
             -------------
accordance with the laws of the state of California.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


GRIP TECHNOLOGIES, INC.

BY: /S/ SAMUEL G. LINDSAY
   ----------------------
   SAMUEL G. LINDSAY
   PRESIDENT

                          ADDENDUM TO PROMISSORY NOTE

        THIS ADDENDUM is attached to and made a part of that certain promissory note executed by Grip Technologies, Inc. ("Borrower") and payable to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), or order, dated as of February 12, 1997, in the principal amount of Seven Hundred Eighty Thousand Dollars ($780,000.00) (the "Note").

        The following provisions are hereby incorporated into the Note:

        1. So long as Bank remains committed to extend credit to Borrower under this Note and until payment in full of all obligations of Borrower hereunder, Borrower shall provide to Bank all of the following, in form and detail satisfactory to Bank:

        (a) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, and statement of cash flow;

        (b) not later than 30 days after and as of the end of each quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement and statement of cash flow; and

        (c) from time to time such financial and other information as Bank may reasonably request.

        2. As security for all indebtedness of Borrower to Bank subject hereto, Borrower shall cause Samuel G. Lindsay ("Pledgor") to grant Bank a security interest of first priority in (a) commercial paper of a type and with a rating and market value acceptable to Bank, which commercial paper will be maintained by Pledgor in a securities account with Bank ("Account"), (b) the Account, (c) all financial assets now or hereafter in the Account, and (d) all proceeds of any of the foregoing. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation filing and recording fees and costs of appraisals and audits.

        All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

        3. ARBITRATION:

        (a) Arbitration. Upon the demand of any party, any Dispute shall be
            -----------
resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Note. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Note and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

        (b) Governing Rules. Arbitration proceedings shall be administered by
            ---------------
the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

        (c) No Waiver; Provisional Remedies, Self-Help and  Foreclosure.
            -----------------------------------------------------------
No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

        (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be
            --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

        (e) Judicial Review. Notwithstanding anything herein to the contrary, in
            ---------------
any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (l) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

        (f) Real Property Collateral; Judicial Reference. Notwithstanding
            --------------------------------------------
anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

        (g) Miscellaneous. To the maximum extent practicable, the AAA, the
            -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This Note may be amended or modified only in writing signed by Bank and Borrower. If any provision of this Note shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.


        IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.


Grip Technologies, Inc.

By: /s/ SAMUEL G. LINDSEY
    ---------------------
    Samuel G. Lindsey
    President

                        THIRD PARTY SECURITY AGREEMENT:
                              SECURITIES ACCOUNT

     1. GRANT OF SECURITY INTEREST. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to GRIP TECHNOLOGIES, INC. ("Borrowers"), or any of them, by WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") , and for other valuable consideration, as security for the payment of all Indebtedness of Borrowers to Bank, the undersigned SAMUEL G. LINDSAY ("Owner") hereby grants and transfers to Bank a security interest in (a) Owner's Institutional Securities Account Number 009894 (the "Securities Account") maintained with Bank acting through its Investment Group (the "Intermediary"), (b) all financial assets credited to the Securities Account, including but not limited to that certain investment in commercial paper of Ford Motor Credit with a maturity on September 15, 1997, (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) all other investment property or other assets maintained or recorded in the Securities Account (with all the foregoing defined as "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Owner is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Owner due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"). Except as otherwise expressly permitted herein, in the event Owner receives any such Proceeds, Owner will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Owner if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof. As used herein, the terms "security entitlement", "financial asset" and "investment property" shall have the respective meanings set forth in the California Uniform Commercial Code. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrowers, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrowers may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

     2. CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of each of the Borrowers to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of any of the Borrowers or Owner or any other event or proceeding affecting any of the Borrowers or Owner. This Agreement shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to any of the Borrowers after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by any of the Borrowers or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at 2030 Main Street, Suite 900, Irvine, California 92714, or at such other address as Bank shall from time to time designate. The obligations of Owner hereunder shall be in addition to any obligations of Owner under any other grants or pledges of security for any liabilities or obligations of any of the Borrowers or any other person heretofore or hereafter given to Bank unless said other grants or pledges of security are expressly modified or revoked in writing; and this Agreement shall not, unless expressly herein provided, affect or invalidate any such other grants or pledges of security.

     3. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Owner whether action is brought against any of the Borrowers or any other person, or whether any of the Borrowers or any other person is joined in any such action or actions. Owner acknowledges that this Agreement is absolute and unconditional, there are no conditions precedent to the effectiveness of this Agreement, and this Agreement is in full force and effect and is binding on Owner as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Owner. Owner waives the benefit of any statute of limitations affecting Owner's liability hereunder or the enforcement thereof, and Owner agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Owner's liability hereunder. The liability of Owner hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any Indebtedness secured hereby is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Owner, Owner agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

     4. OBLIGATIONS OF BANK. Bank shall have no duty to take any steps necessary to preserve the rights of Owner against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any actions with respect to the Collateral or Proceeds requested by Owner unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the indebtedness.

     5. REPRESENTATIONS AND WARRANTIES.

     (a) Owner represents and warrants to Bank that: (i) Owner is the sole owner of the Collateral and Proceeds; (ii) Owner has the right to grant a security interest in the Collateral and Proceeds; (iii) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Owner to Bank, in writing; (iv) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (v) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; (vi) no person or entity, other than Owner, Bank and the Intermediary, has any interest in or control over the Collateral; and (vii) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and the same comply with applicable laws concerning form, content and manner of preparation and execution.

     (b) Owner further represents and warrants to Bank that: (i) the Collateral pledged hereunder is so pledged at Borrowers' request; (ii) Bank has made no representation to Owner as to the creditworthiness of any of the Borrowers; and
(iii) Owner has established adequate means of obtaining from each of the Borrowers on a continuing basis financial and other information pertaining to Borrowers' financial condition. Owner agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Owner's risks hereunder, and Owner further agrees that Bank shall have no obligation to disclose to Owner any information or material about any of the Borrowers which is acquired by Bank in any manner.

     6. COVENANTS OF OWNER.

     (a) Owner agrees in general: (i) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; and (v) not to change Owner's chief place of business (or personal residence, if applicable) or the places where Owner keeps any of Owner's records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Owner is moving same.

     (b) Owner agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) not to permit any lien on the Collateral or Proceeds, except in favor of Bank and except liens in favor of the Intermediary to the extent expressly permitted by Bank in writing; (ii) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (iii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (iv) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (v) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; (vi) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (vii) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank's interest in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement.

     7. POWERS OF BANK. Owner appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, whether or not any of the Borrowers or Owner is in default: (a) to perform any obligation of Owner hereunder in Owner's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank's option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Owner would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Owner or otherwise, deemed by Bank as necessary, proper or convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Owner, Bank may cause any Collateral and/or Proceeds to be transferred to Bank's name or the name of Bank's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

     8. OWNER'S WAIVERS.

     (a) Owner waives any right to require Bank to: (i) proceed against any of the Borrowers or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers or any other person; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from any of the Borrowers or any other person, or otherwise comply with the provisions of Section 9504 of the California Uniform Commercial Code; (iv) take any action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness secured hereunder, or in connection with the creation of new or additional Indebtedness.

     (b) Owner waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any of the Borrowers or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of any of the Borrowers or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any of the Borrowers which is a corporation, partnership or other type of entity, or any defect in the formation of any such Borrower; (iv) the application by any of the Borrowers of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrowers to, or intended or understood by, Bank or Owner; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any of the Borrowers or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any of the Borrowers; (vi) any impairment of the value of any interest in the Collateral or Proceeds, or any other security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Indebtedness shall have been paid in full, Owner shall have no right of subrogation, and Owner waives any right to enforce any remedy which Bank now has or may hereafter have against any of the Borrowers or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Owner further waives all rights and defenses Owner may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Owner's rights of subrogation or Owner's rights to proceed against any of the Borrowers for reimbursement, or (B) any loss of rights Owner may suffer by reason of any rights, powers or remedies of any of the Borrowers in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrowers' Indebtedness, whether by operation of Sections 726, 580a or 580d of the Code of Civil Procedure as from time to time amended, or otherwise, including any rights Owner may have to a Section 580a fair market value hearing to determine the size of a deficiency following any trustee's foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

     9. AUTHORIZATIONS TO BANK. Owner authorizes Bank either before or after revocation hereof, without notice to or demand on Owner, and without affecting Owner's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, other than the Collateral and Proceeds, for the payment of the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release the Collateral and Proceeds, or any part thereof, or any such other security; (c) apply the Collateral and Proceeds or such other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from any of the Borrowers to any Indebtedness of any of the Borrowers to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Agreement, and Owner hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Agreement in whole or in part.

     10. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Owner agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Owner to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Owner to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 hereof, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

     11. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under
(i) any contract or instrument evidencing any Indebtedness, (ii) any other agreement between any of the Borrowers and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, or (iii) any control, custodial or other similar agreement in effect among Bank, Owner and the Intermediary; (b) any representation or warranty made by Owner herein shall prove to be incorrect in any material respect when made; (c) Owner shall fail to observe or perform any obligation or agreement contained herein;
(d) any attachment or like levy on any property of Owner; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

     12. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right to contact the Intermediary and to instruct the Intermediary to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. While an Event of Default exists: (a) Owner will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order as Bank may from time to time eject; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Bank, Owner and the Intermediary; and (d) at Bank's request, Owner will assemble and deliver all books and records pertaining to the Collateral to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall be under no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so.

     13. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.

     14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in
Section 2 hereof and to Owner at the address of its chief executive office (or personal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three
(3) days after deposit in the U.S. mail, first class and postage prepaid; and
(c) if sent by telecopy, upon receipt.

     15. COSTS, EXPENSES AND ATTORNEYS' FEES. Owner shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Owner or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Owner with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

     16. SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Owner may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Owner acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrowers to Bank and any obligations with respect thereto, including this Agreement. In connection therewith, Bank may disclose all documents and information which

Bank now has or hereafter acquires relating to Owner and/or this Agreement, whether furnished by Borrowers, Owner or otherwise. Owner further agrees that Bank may disclose such documents and information to Borrowers.

        17. AMENDMENT. This Agreement may be amended or modified only in writing signed by Bank and Owner.

        18. APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein or when this Agreement is executed by more than one Owner, the word "Borrowers" and the word "Owner" respectively shall mean all or any one or more of them as the context requires.

        19. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        21. ADDENDUM. Additional terms and conditions relating to the Securities Account are set forth in an Addendum attached hereto.

        22. ARBITRATION.

        (a) Arbitration. Upon the demand of any party, any Dispute shall be
            -----------
resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

        (b) Governing Rules. Arbitration proceedings shall be administered by
            ---------------
the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

        (c) No Waiver; Provisional Remedies, Self-help and Foreclosure. No
            ----------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

        (d) Arbitrator Oualifications and Powers; Awards. Arbitrators must be
            --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the

California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

        (e) Judicial Review.  Notwithstanding anything herein to the contrary,
            ---------------
in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

        (f) Real Property Collateral; Judicial Reference.
            --------------------------------------------
Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for an arbitrator shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

        (g) Miscellaneous. To the maximum extent practicable, the AAA, the
            -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

        Owner warrants that its chief executive office (or personal residence, if applicable) is located at the following address:

------------------------------------------------------------------------------
        IN WITNESS WHEREOF, this Agreement has been duly executed as of 1/14/97.
   -------


/s/  Samuel G. Lindsay
-----------------------------------------
SAMUEL G. LINDSAY

        ADDENDUM TO THIRD PARTY SECURITY AGREEMENT: SECURITIES ACCOUNT

        THIS ADDENDUM is attached to and made a part of that certain Third Party Security Agreement: Securities Account executed by SAMUEL G. LINDSAY ("Owner") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of February 12, 1997 (the "Agreement").

        The following provisions are hereby incorporated into the Agreement:

        1.  Securities Account Activity.
            ---------------------------

        (a) So long as no Event of Default exists, Owner may receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account. Except as permitted by the preceding sentence, Owner may not withdraw or receive any distribution of any of the Collateral from the Securities Account without Bank's prior written consent.

        (b) Without Bank's prior written consent, Owner may not trade financial assets maintained in the Securities Account.

        2. Exclusion from Collateral. Notwithstanding anything herein to the
           -------------------------
contrary, the terms "Collateral" and "Proceeds" do not include, and Bank disclaims a security interest in any WF Securities and Collective Investment Funds now or hereafter maintained in the Securities Account.

        3. "Collective Investment Funds" means a collective investment fund as
            ---------------------------
described in 12 CFR 9.18 and includes without limitation a collective investment fund maintained by Bank's Trust Department.

        4. "WF Securities" means stock, securities or obligations of Wells Fargo
            -------------
& Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

        5. Limitation on Indebtedness. Notwithstanding anything in this
           --------------------------
Agreement to the contrary, the Indebtedness of Borrowers secured hereby is limited to all obligations of Borrowers arising under or in connection with that certain Promissory Note executed by Borrowers and payable to the order of Bank, dated as of January 14, 1997, in the principal amount of Seven Hundred Eighty Thousand and no/100 ($780,000.00), and all extensions, renewa1 or modifications thereof, and restatements or substitutions therefor.

        IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

/s/ SAMUEL G. LINDSAY
---------------------
Samuel G. Lindsay


WELLS FARGO BANK, NATIONAL ASSOCIATION

By:  ^^^ILLEGIBLE SIGNATURE^^^
    -----------------------------
Title: Vice President
       --------------------------

                     SECURITIES ACCOUNT CONTROL AGREEMENT
                     ------------------------------------
                        (Wells Fargo Bank Intermediary)

        THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this "Agreement") is entered into as of February 14, 1997, by and among SAMUEL G. LINDSAY ("Customer"), WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Investment Group ("Intermediary"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Orange Coast Regional Commercial Banking Office ("Secured Party").

                                   RECITALS
                                   --------

        A. Customer maintains that certain Institutional Securities Account No. 009894 (the "Securities Account") with Intermediary pursuant to an agreement between Intermediary and Customer dated as of February 14, 1997, and governed by the laws of the State of California (the "Account Agreement"), and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

        B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party's security interests in the Collateral, as defined below.

        NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

        1. Definitions. As used herein:
           -----------
        (a) the term "Collateral" shall mean (i) the Securities Account, (ii) all financial assets credited to the Securities Account, including without limitation that certain investment in commercial paper issued by Ford Motor Credit with a maturity on September 15, 1997, (iii) all security entitlements with respect to the financial assets credited to the Securities Account, (iv) any and all other investment property or other assets maintained or recorded in the Securities Account, and (v) all substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and

        (b) the terms "investment property," "entitlement order," "financial asset" and "security entitlement" shall have the respective meanings set forth in the California Uniform Commercial Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a "financial asset".

        2. Agreement for Control. Intermediary is authorized by Customer and
           ---------------------
agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer.

        3. Customer's Rights with Respect to the Collateral.
           ------------------------------------------------
        (a) Until Intermediary is notified otherwise by Secured Party, Intermediary may distribute to Customer that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

        (b) Without Secured Party's prior written consent, (i) Customer may not give trading instructions to Intermediary with respect to Collateral in the Securities Account, (ii) Intermediary will not comply with any trading instructions from Customer with respect to Collateral in the Securities Account; and (iii) except to the extent permitted by Section 3(a) hereof, Customer may not withdraw any Collateral from the Securities Account, and Intermediary will not comply with any entitlement order or other instruction from Customer attempting to withdraw any Collateral from the Securities Account.

        (c) Upon receipt of either written or oral notice from Secured Party, Intermediary shall promptly cease distributing to Customer that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

        4. Intermediary's Acknowledgments.   Intermediary acknowledges that:
           ------------------------------
        (a) The Securities Account is maintained with Intermediary solely in Customer's name.

        (b) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except the security interests in favor of Secured Party and Intermediary's liens securing fees and charges, or payment for open trade commitments, as described in Section 4(c) hereof.

        (c) Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary's liens securing: (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and (ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

        5. Agreements of Intermediary and Customer. Intermediary and Customer
           ---------------------------------------
agree that:

        (a) Intermediary shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry with Intermediary as to Customer's accounts with Intermediary to whom or which Intermediary is legally required to provide information.

        (b) Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

        (c) Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any agreement with any other party relating to the Collateral or agree to accept entitlement orders from any other party.

        (d) Without Secured Party's prior written consent, Intermediary and Customer shall not amend, modify or terminate the Account Agreement, other than
(i) amendments to reflect ordinary and reasonable changes in Intermediary's fees and charges for handling the Securities Account, and (ii) operational changes initiated by Intermediary as long as they do not alter any of Secured Party's rights hereunder.

        6. Miscellaneous.
           -------------
        (a) This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

        (b) In the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

        (c) All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the following address:

INTERMEDIARY:

        WELLS FARGO BANK, NATIONAL ASSOCIATION
        Investment Group
        707 Wilshire Boulevard
        Los Angeles, CA 90017
        Telefacsimile # 213-614-2382

CUSTOMER:

        Samuel G. Lindsay

        --------------------------------------------------------
        --------------------------------------------------------
        Telefacsimile #
                       -----------------------------------------

SECURED PARTY:

        WELLS FARGO BANK, NATIONAL ASSOCIATION
        Orange Coast Regional Commercial Banking Office
        2030 Main Street, Suite 900
        Irvine, CA 92614
        Telefacsimile # 714-261-1830

or to such other address or telefacsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery;
(ii) if sent by telefacsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

        (d) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all parties hereto.

        (e) This Agreement shall terminate upon receipt by Intermediary of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral.

        (f) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

"Intermediary"                                "Secured Party"

WELLS FARGO BANK,                             WELLS FARGO BANK,
 NATIONAL ASSOCIATION,                         NATIONAL ASSOCIATION,
 acting through its                            acting through its
 Investment Group                              Orange Coast Regional Commercial
                                               Banking Office

By:                                           By: /s/ ^^ILLEGIBLE SIGNATURE^^
   -------------------------------            ---------------------------------
Title:                                        Title: Vice President
      ----------------------------


"Customer"

/s/ Samuel G. Lindsay
----------------------------------
SAMUEL G. LINDSAY

                     SECURITIES ACCOUNT CONTROL AGREEMENT
                     ------------------------------------
                        (Wells Fargo Bank Intermediary)

        THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this "Agreement") is entered into as of February 14, 1997, by and among SAMUEL G. LINDSAY ("Customer"), WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Investment Group ("Intermediary"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Orange Coast Regional Commercial Banking Office ("Secured Party").

                                   RECITALS
                                   --------

        A. Customer maintains that certain Institutional Securities Account No. 009894 (the "Securities Account") with Intermediary pursuant to an agreement between Intermediary and Customer dated as of February 14, 1997, and governed by the laws of the State of California (the "Account Agreement"), and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

        B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party's security interests in the Collateral, as defined below.

        NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

        1. Definitions. As used herein:
           -----------
        (a) the term "Collateral" shall mean (i) the Securities Account, (ii) all financial assets credited to the Securities Account, including without limitation that certain investment in commercial paper issued by Ford Motor Credit with a maturity on September 15, 1997, (iii) all security entitlements with respect to the financial assets credited to the Securities Account, (iv) any and all other investment property or other assets maintained or recorded in the Securities Account, and (v) all substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and

        (b) the terms "investment property," "entitlement order," "financial asset" and "security entitlement" shall have the respective meanings set forth in the California Uniform Commercial Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a "financial asset".

        2. Agreement for Control. Intermediary is authorized by Customer and
           ---------------------
agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer.

        3.  Customer's Rights with Respect to the Collateral.
            ------------------------------------------------
        (a) Without Secured Party's prior written consent, (i) Customer may not give trading instructions to Intermediary with respect to Collateral in the Securities Account, (ii) Intermediary will not comply with any trading instructions from Customer with respect to Collateral in the Securities Account; and (iii) Intermediary may not distribute to Customer interest and/or cash dividends earned on financial assets maintained in the Securities Account.

        (b) Without Secured Party's prior written consent, Customer may not withdraw any Collateral from the Securities Account, and Intermediary will not comply with any entitlement order or other instruction from Customer attempting to withdraw any Collateral from the Securities Account.

        4.  Intermediary's Acknowledgments.  Intermediary acknowledges that:
            ------------------------------

        (a) The Securities Account is maintained with Intermediary solely in Customer's name.

        (b) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except the security interests in favor of Secured Party and Intermediary's liens securing fees and charges, or payment for open trade commitments, as described in Section 4(c) hereof.

        (c) Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary's liens securing: (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and (ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

        5.  Agreements of Intermediary and Customer.  Intermediary and Customer
            ---------------------------------------
agree that:

        (a) Intermediary shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry with Intermediary as to Customer's accounts with Intermediary to whom or which Intermediary is legally required to provide information.

        (b) Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

        (c) Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any agreement with any other party relating to the Collateral or agree to accept entitlement orders from any other party.

        (d) Without Secured Party's prior written consent, Intermediary and Customer shall not amend, modify or terminate the Account Agreement, other than
(i) amendments to reflect ordinary and reasonable changes in Intermediary's fees and charges for handling the Securities Account, and (ii) operational changes initiated by Intermediary as long as they do not alter any of Secured Party's rights hereunder.

        6.  Miscellaneous.
            -------------

        (a) This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

        (b) In the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

        (c) All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the following address:

INTERMEDIARY:

        WELLS FARGO BANK, NATIONAL ASSOCIATION
        Investment Group
        707 Wilshire Blvd.
        Los Angeles, CA 90017
        Telefacsimile # 213 614-2382
                        ------------
                        ATTN: B. TORTORELLI

CUSTOMER:

        SAMUEL G. LINDSAY
        -----------------------------------
        -----------------------------------
        Telefacsimile #
                       --------------------

SECURED PARTY:

        WELLS FARGO BANK, NATIONAL ASSOCIATION
        Orange Coast Regional Commercial Banking Office
        2030 Main Street, Suite 900
        Irvine, CA  92614
        Telefacsimile  #  714-253-4288

or to such other address or telefacsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by telefacsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

        (d) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all parties hereto.

        (e) This Agreement shall terminate upon receipt by Intermediary of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral.

        (f) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

"Intermediary"                          "Secured Party"

WELL FARGO BANK,                        WELLS FARGO BANK,
 NATIONAL ASSOCIATION,                   NATIONAL ASSOCIATION,
 acting through its                      acting through its
 Investment Group                        Orange Coast Regional Commercial
                                         Banking Office

By: /s/ ^^ILLEGIBLE SIGNATURE^^           BY:  /s/ ^^ILLEGIBLE SIGNATURE^^
   ------------------------------         --------------------------------
                                          Title:  Vice President


"Customer"
   Samuel G. Lindsay
/s/-------------------------------
   SAMUEL G. LINDSAY